SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Shopoff Properties Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2010

Dear Stockholder:

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the principal offices of our company located at 8951 Research Drive, Irvine, California, 92618 at 10:00 a.m. on Tuesday, June 15, 2010. The formal meeting notice and our proxy statement for the Annual Meeting are attached.

The proposal to be presented at the Annual Meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses the proposal in more detail.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the Annual Meeting.

We look forward to seeing you on June 15, 2010.

Sincerely,

William A. Shopoff
Chairman, President and Chief Executive Officer

i

SHOPOFF PROPERTIES TRUST, INC.
8951 Research Drive Irvine, California 92618
(877) 874-7348

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2010

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or the Annual Meeting, of Shopoff Properties Trust, Inc., a Maryland corporation, will be held on Tuesday, June 15, 2010 at 10:00 a.m. at our principal offices located at 8951 Research Drive, Irvine, California 92618 for the following purposes:

1.	To elect two Class III directors, Stuart McManus and Kerry Vandell, to serve for five year terms and until their successors are duly elected and qualified;
2.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Our Board of Directors recommends that you vote for the proposal above. Stockholders of record at the close of business on April 19, 2010 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

Sincerely, Kevin M. Bridges Corporate Secretary

Irvine, California
April 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2010: This proxy statement, proxy card, and our Annual Report on Form 10-K are available on the Internet, free of charge, at http://www.shopoffpropertiestrust.com/reit_reporting.php. On this web site, you will be able to access this proxy statement, the proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

SHOPOFF PROPERTIES TRUST, INC.
8951 Research Drive
Irvine, California 92618
(877) TSG-REIT

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 15, 2010

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors of Shopoff Properties Trust, Inc. for use at our 2010 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, June 15, 2010, at the principal offices of our company located at 8951 Research Drive, Irvine, California 92618, or at any adjournment or postponement thereof.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

•	The election of two Class III directors, Stuart McManus and Kerry Vandell, to our Board of Directors to serve five year terms and until their successors are elected and qualified; and
•	Such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares to be represented at the Annual Meeting by the proxyholders named on the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On or about May 5, 2010 we will begin mailing these proxy materials to all stockholders of record at the close of business on April 19, 2010.

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock at the close of business on April 19, 2010 are entitled to vote at the Annual Meeting. As of April 19, 2010, there were 2,078,650 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

How can I vote my shares?

Your vote is important.  Stockholders can vote in person at the Annual Meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for both or neither of the nominees for director. You may vote your shares of common stock by either of the following methods:

By Mail — If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid pre-addressed envelope provided. Proxy cards submitted by mail must be mailed by the date shown on the proxy card or the deadline imposed by your bank, broker or other agent in order for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the Annual Meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on the Proposal. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the Annual Meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

What constitutes a quorum?

The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting who will determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and broker non-votes are counted as present if there are matters upon which uninstructed brokers are entitled to vote.

How does the Board of Directors recommend that I vote on the proposal?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote “FOR” each of the nominees for director listed in this proxy statement. With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

What vote is required to approve the proposal?

The directors receiving the most votes at a meeting at which a quorum is present will be elected.

What is the effect of abstentions and broker non-votes?

Abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Who is incurring the expenses of this proxy solicitation?

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on June 15, 2010

This proxy statement, proxy card, and our Annual Report on Form 10-K are available on the Internet, free of charge, at http://www.shopoffpropertiestrust.com/reit_reporting.php. On this web site, you will be able to access this proxy statement, the proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

PROPOSAL: ELECTION OF DIRECTORS

Our charter provides for a classified Board of Directors consisting of five classes — Class I, Class II, Class III, Class IV, and Class V. Each director serves a five-year term. Our Board of Directors consists of nine members, five of whom are independent within our director independence standards, which are consistent with the director independence standards of the Nasdaq Stock Market, which we have adopted as our standard, and with our Articles of Amendment and Restatement.

At the Annual Meeting, a total of two Class III directors will be elected to hold office for five year terms and until their successors have been elected and qualified. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the two nominees named below. If either of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that either of the nominees named below will be unable or will decline to serve as a director. The directors receiving the most votes at a meeting at which a quorum is present will be elected.

Information Regarding Nominees for Class III Director

Biographical summaries and ages as of the date of this proxy statement of the two individuals nominated by our Board of Directors for election as Class III directors are provided below:

Stuart McManus, age 43, has been one of our Independent Directors since November 2006. Mr. McManus has a significant background in venture investing, business development, general management, and financial engineering within both entrepreneurial and Fortune 100 environments. Since 2002, Mr. McManus has been President of Capstar Partners, LLC, a company that leads and participates in the funding of early stage companies as well as more traditional investments. Mr. McManus is also presently the principal of Crystal Lake Capital, LLC, a company whose aim is to invest in companies that have real estate as a significant component of their assets. Mr. McManus received his B.A. from Northwestern University in 1989 and his MBA from J.L. Kellogg Graduate School of Management in 1995. Mr. McManus’ extensive experience in the areas of venture investing, business development, general management, and financial engineering provide the Board of Directors with an invaluable resource for assessing real estate acquisition opportunities and managing those real estate assets, as well as in planning corporate strategy. In addition Mr. McManus’ background allows him to provide an important perspective for the Board of Director’s discussions regarding our capital and liquidity needs.

Kerry Vandell, age 63, is one of our Independent Directors who joined the Board of Directors in September 2009. Mr. Vandell is the Deans Professor of Finance and Director of the Center for Real Estate at the Paul Merage School of Business, University of California-Irvine. Prior to his current position, he was the Tiefenthaler Chairholder and Professor of Real Estate at the University of Wisconsin-Madison and former Chairman/Director of University of Wisconsin-Madison’s Real Estate Department and Center. Mr. Vandell received his B.A. and M. Mech. E. degrees from Rice University, his M.C.P. from Harvard, and his Ph.D. from M.I.T. He has served as President of the American Real Estate and Urban Economics Association and Co-Editor of the Association’s journal Real Estate Economics, and currently is a member of the Board of Directors of the Asian Real Estate Society. He serves on the Editorial Board of six academic journals as well as in a number of other positions in academic and professional organizations, including the Urban Land Institute, the Counselors of Real Estate, the ICSC, and the Real Estate Roundtable. He has served on the boards of directors of the Park Bank; Hilldale, Inc.(regional shopping center); ChrisKen Realty Trust (private multifamily REIT); and the Trustees of Funds and Endowments of the Episcopal Diocese of Milwaukee, Wisconsin. Mr. Vandell brings to the Board of Directors a body of knowledge of the real estate industry gained through his extensive research in industry topics, such as the commercial mortgage market, and his development of models used by investors around the world to make real estate investment decisions.

The Board of Directors unanimously recommends that you vote FOR the election of each of the Class III nominees listed above. Proxies received will be so voted unless stockholders specify otherwise in the proxy.

Information Regarding our Incumbent Directors and Non-Director Executive Officer

Below is a description of our Class I, Class II, Class IV, and Class V incumbent directors and our non-director executive officer:

Class I Directors

Melanie Harper Barnes, age 55, has been one of our Independent Directors since November 2006. Ms. Barnes practiced law in Austin, Texas for thirteen years in the areas of real estate development and finance, banking, and corporate reorganization. Ms. Barnes worked on property acquisitions and sales, negotiated and documented construction and financing of commercial properties, participated in assemblages, conducted title insurance and survey review, represented borrowers and lenders in arranging short term and long term real estate financing, documented and negotiated equipment and line of credit lending, represented clients in disputes involving real and personal property, and engaged in strategy sessions regarding complex real estate and other business plans. Ms. Barnes is currently retired and actively manages her own rural and residential properties. Ms. Barnes attended Texas Tech University, receiving a Bachelor of Science degree in 1977 with high honors. She graduated from the University of Texas School of Law in 1981. Texas is one of the key markets in which we market our shares for investment and in which we intend to acquire real estate and real estate-related investments. Ms. Barnes’ qualifications to serve on the Board of Directors include her deep roots in the Texas real estate industry and her experience in the areas of real estate development and finance, banking, and corporate reorganization, both on behalf of her past clients and in the management of her own sizeable real estate portfolio.

Kevin M. Bridges, age 43, has been our Chief Financial Officer and Corporate Secretary and has also been one of our Directors since November 2006. Mr. Bridges’ 17 years of experience in the residential development industry includes a wide range of projects, varying in sizes and complexity, for national public homebuilders and regional developers. Mr. Bridges joined our affiliate, The Shopoff Group, in May 2006. Prior to joining The Shopoff Group, Mr. Bridges managed the homebuilding line of business for Cameo Homes, a large private real estate development company from 2001 to 2006. Mr. Bridges earned a Bachelors of Business Administration degree with an emphasis in accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Bridges is also a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Real Estate Investment Trusts (NAREIT). As both a board member and an executive officer, Mr. Bridges provides essential insight and guidance to the Board of Directors from an inside perspective of the day-to-day operations of the company. His background in financial analysis and his substantial experience in residential real estate investment and operations make him a critical asset on our Board of Directors. Mr. Bridges’ positions have provided him with a wealth of knowledge in dealing with a broad range of financial and accounting matters.

Class II Directors

Patrick Meyer, age 58, has been one of our Independent Directors since November 2006. Mr. Meyer has over 30 years of planning and consulting experience. Mr. Meyer is the owner of Urban Environs, a planning consultant firm, which he formed in 1982. From 1998 through 2009, Mr. Meyer served as the chairman of the board of directors for the former 1st Centennial Bancorp (formerly, OTCBB: FCEN), now First California Bank). Mr. Meyer earned a Bachelors of Science degree in Urban Planning from California State Polytechnic University. He is a member of the American Planning Association and the American Institute for Certified Planners. Mr. Meyer’s 30 years of planning and consulting experience brings to the Board of Directors knowledge of the real estate industry that pertains to our particular business model of developing vacant land.

Glenn Patterson, age 56, has been one of our Independent Directors since November 2006. Mr. Patterson has a wide range of management experience. Specifically, since 2004, Mr. Patterson has served as the President of HAP International, Inc., a research and analysis firm that specializes in real estate and private placement business investments. Between the years of 1996 to 2004, he served as the President of Oregon Electric Group, an electrical and technology services contracting firm. During his years as President at Oregon Electric Group, sales grew from $16 million to $127 million, and had over 1,100 employees at its peak. Mr. Patterson currently sits on the board of Axion Power International, Inc. and is chairman of the board of Wired Sun Corporation. Mr. Patterson received a Bachelors of Science degree in economics from Willamette

University. Mr. Patterson’s past positions as President of complex enterprises give him substantial experience in managing budgets, analyzing financial statements, understanding accounting principals, and overseeing accountants and audits, and accordingly, qualify Mr. Patterson to serve as chair of our audit committee. His experience with complex financial and operational issues, as well as his strong leadership ability and business acumen, are important to the proper function of the Board of Directors and the committees on which he serves.

Class IV Directors

Edward J. Fitzpatrick, age 63, has been our Executive Vice President and one of our Directors since November 2006. Mr. Fitzpatrick’s real estate experience spans 30 years and includes managing the development of industrial and office projects in Southern California for Kaiser Development Company, operating his own firm, Patrick Gray and Associates, specializing in property management and development of industrial, office and retail properties in San Diego County and Las Vegas, Nevada, and serving as Vice President of Development for Dartmouth Development Company in San Diego, where he oversaw the acquisition, improvement and construction of a variety of properties in San Diego and Riverside Counties. In 2000, Mr. Fitzpatrick joined The Shopoff Group’s predecessor, Eastbridge Partners, as Director of Development. Mr. Fitzpatrick currently serves as The Shopoff Group’s Executive Vice President, overseeing the complete land process from acquisition to entitlement and, in certain situations, improvements to the finished product. Mr. Fitzpatrick is a graduate of the University of Notre Dame and Notre Dame Law School. Mr. Fitzpatrick is also a member of the Urban Land Institute and the Building Industry Association. Mr. Fitzpatrick’s more than 30 years of experience in land and property acquisition, development and financing are invaluable to the Board of Directors. Mr. Fitzpatrick’s expertise in asset selection, entitlements and land planning are of particular significance to our business model. We believe that this experience enables Mr. Fitzpatrick to provide valuable insight to our Board as it considers possible property acquisitions and development opportunities.

Jeffrey W. Shopoff, age 66, has been one of our Directors since November 2006. Mr. Shopoff is an active member of the California Bar, and has been a practicing attorney for 40 years. Since 2002, Mr. Shopoff has been a partner at the law firm of Shopoff & Cavallo LLP in San Francisco. Mr. Shopoff was previously a partner at the California law firm of Jeffer, Mangels, Butler & Marmaro LLP from 1992 to 2002. Mr. Shopoff’s legal practice focuses on the areas of accounting and corporate/partnership disputes, class actions, contract, fraud, securities, intellectual property, banking, malpractice, franchise, and employment litigation. Mr. Shopoff earned a Bachelors of Business Administration degree, with an emphasis in accounting, from the University of Michigan Business School, and a Juris Doctor degree from the University of Michigan Law School. Mr. Shopoff is the brother of William A. Shopoff, our Chairman, President, and Chief Executive Officer. Mr. Shopoff’s experience in the real estate industry and his background in managing his own law firm brings to the Board of Directors experience in management and corporate governance, sound judgment and analytical skills, and provides our Board of Directors with leadership and consensus-building skills on a variety of matters, including corporate governance.

Class V Director

William A. Shopoff, age 52, has been our President, Chief Executive Officer, and Chairman of the Board since November 2006. Mr. Shopoff has more than 25 years of real estate and investment experience. His expertise includes the acquisition, development and sale of new and redeveloped residential and commercial properties throughout the United States, as well as partnership structure, debt placement, venture capital and investment underwriting. Mr. Shopoff served as the President of the Asset Recovery Fund from 1998 to 2006. Since August 1999 Mr. Shopoff has served as President of Eastbridge Partners, L.P., a position he holds today. Upon acquiring the assets of Eastbridge Partners, L.P., in April 2004, Mr. Shopoff created The Shopoff Group and has served as its President since that time. Mr. Shopoff earned his Bachelors of Science degree in biology and an MBA in finance/accounting from the University of Texas at Austin. Mr. Shopoff is a member of Commercial Investment Real Estate (CIRE) and is a Certified Commercial Investment Member (CCIM). Mr. Shopoff is also a member of the Urban Land Institute and the Building Industry Association. Mr. Shopoff is the brother of Jeffrey W. Shopoff, one of our directors. Mr. Shopoff brings critical and extensive experience in sponsoring real estate investment programs, particularly land-based programs, and in supervising all phases of their operations, including capital raising, property acquisition, financing, operation, asset management and disposition. His experience with complex financial and operational issues in the real estate industry, his ability to identify investment opportunities that represent strong potential for significant capital appreciation, as well as his strong leadership ability and business acumen, make him critical to the success of the company.

Non-Director Executive Officer

Tim McSunas, age 46, has been our Senior Vice President of Acquisitions since 2006. In 2009 his title was changed to Chief Investment Officer. Tim McSunas has over 20 years of experience in land planning and acquisitions and project management for several Southern California homebuilders. Mr. McSunas oversees the identification and acquisition process of investment properties for The Shopoff Group. Before joining the Shopoff Group in May 2006, Mr. McSunas served as the Southern California division president for Taylor Woodrow Homes from September 2004 to March 2006. Mr. McSunas served as the regional manager and vice president for Pardee Homes from April 2001 to September 2004. Mr. McSunas earned his Bachelor of Science degree in Architecture and Urban Planning from Arizona State University and is a licensed contractor in California and Oregon. He has also been an active member of the Southern California Building Industry Association since 1988 and currently serves on its board of directors.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our Board of Directors, and all of the members of our compensation, nominating and corporate governance, and audit committees are “independent” within the meaning of Rule 5605(a)(2) promulgated by the Nasdaq Stock Market which we have adopted as our standard for purposes of determining independence. The Nasdaq Stock Market standards provide that, to qualify as an independent director, in addition to satisfying certain objective criteria, our Board of Directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Our Board of Directors has determined that our director nominees, Stuart McManus and Kerry Vandell, and our incumbent directors, Patrick Meyer, Glenn Patterson, and Melanie Barnes, each satisfy the independence criteria of the Nasdaq Stock Market and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our Board of Directors. Our Board of Directors has made this determination based on the fact that none of these directors has (a) ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies, or (b) received any compensation from us or any such other entities, except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

Article IV of our Articles of Amendment and Restatement also sets forth a definition of “independent director,” which our independent directors must satisfy. Our Articles of Amendment and Restatement can be found on our website at www.shopoffpropertiestrust.com (by including the foregoing Internet address link, we do not intend to incorporate by reference to this proxy statement material not specifically referenced herein).

Board Leadership Structure

William A. Shopoff serves as both our Chairman of the Board and Chief Executive Officer. We believe that combining the roles of chairman and chief executive officer is the appropriate leadership model for us as it promotes unified leadership and direction for the Company. As the President and Chief Executive Officer of our sponsor, The Shopoff Group, and one of our largest stockholders, we believe that Mr. Shopoff is highly qualified to lead both our Board of Directors and the management of our business. We also believe that unified leadership allows for clear accountability. We do not have a lead independent director.

Board Role in Risk Oversight

Our Board of Directors maintains overall responsibility for risk oversight with a focus on the more significant risks facing us. However, the Board of Directors considers actual day-to-day risk monitoring and mitigation to be a function appropriately delegated to our management, with the Board of Directors and its committees functioning in an oversight role. Major risks that both management and our Board of Directors believe our business faces are discussed throughout the year with the Board of Directors and the committees which have been delegated responsibility for addressing specific major risks in greater detail, such as risks ranging from operational, environmental, catastrophic, market, socioeconomic, to financial. The Board of Directors has delegated responsibility for the oversight of specific risks to the Audit Committee, which has direct responsibility for the assessment of risk and monitoring of controls relating to the financial statements and information technology systems related to financial reporting. The Board of Directors is responsible for risk management in all other areas.

Board Committees

Our Board of Directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Other committees may be established by our Board of Directors from time to time. The following is a description of each of the committees and their composition.

Audit Committee

We have a separately designated standing audit committee. The members of the audit committee are Glenn Patterson (Chairman), Kerry Vandell, and Stuart McManus, each of whom qualifies as “independent” under the independence standards of the Nasdaq Stock Market (whose rules we have adopted for this purpose), Rule 10A-3 under the Exchange Act and our Articles of Amendment and Restatement. Our Board of Directors has determined that Glenn Patterson is our “audit committee financial expert” within the meaning of the rules of the SEC.

Our audit committee operates pursuant to a written charter adopted by our Board of Directors. Among other things, the audit committee charter calls upon the audit committee to review and monitor:

•	the integrity of our financial statements, to ensure the balance, transparency and integrity of published financial information;
•	the outside auditor’s independence and qualifications;
•	the performance of our outside auditors;
•	our compliance with legal and regulatory requirements; and
•	the effectiveness of our internal controls and risk management system.

It is not the duty of the audit committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent certified public accountants and approving professional services provided by the independent public accountants.

The audit committee held five meetings during 2009.

Compensation Committee

We have a compensation committee comprised of a minimum of three independent directors under the standards of the Nasdaq Stock Market adopted by our Board of Directors. Our compensation committee members are Glenn Patterson (Chairman), Patrick Meyer, and Stuart McManus.

Our compensation committee operates pursuant to a written charter that was adopted by our Board of Directors. At present, our compensation committee serves only to determine awards under our 2007 Equity Incentive Plan. However, at a later date, the compensation committee may exercise all powers under its charter in connection with establishing and implementing compensation matters. Among other things, our charter calls upon the compensation committee to:

•	review and approve the overall salary and bonus programs of our salaried employees, if any, and any amendments to such programs;
•	review and approve the specific salaries and bonuses for all our executive officers and review their overall job performance;
•	review and approve fringe benefits and perquisites of salaried employees, if any, and executive officers and directors, and amendments to any related benefit plans or programs;

•	review and approve the proposed compensation and terms of employment of persons proposed to be hired as our executive officers;
•	make recommendations with respect to stock options (including price, terms and amounts) to be granted by our Board of Directors under our 2007 Equity Incentive Plan.

The compensation committee held one meeting during 2009.

Nominating and Corporate Governance Committee

We have a nominating and corporate governance committee consisting of Patrick Meyer (Chairman), Kerry Vandell, and Melanie Barnes. The nominating and corporate governance committee is composed entirely of independent directors as required by Nasdaq Stock Market rules. Our nominating and corporate governance committee establishes and implements our corporate governance practices and nominates individuals for election to our Board of Directors.

Our nominating and corporate governance committee operates pursuant to a written charter adopted by our Board of Directors. Among other things, the charter calls upon the nominating and corporate governance committee to:

•	identify individuals qualified to become board members;
•	recommend director nominees to our Board of Directors for election at the annual meeting of stockholders;
•	develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and
•	oversee and administer our Code of Business Conduct and Ethics.

When making recommendations for director nominees to our Board of Directors, our nominating and corporate governance committee considers such factors as background, skills, expertise, accessibility and availability to serve effectively on our Board of Directors. Our Board of Directors then approves a slate of directors to be nominated for election at annual meetings of shareholders. When selecting directors, our Board of Directors will review and consider many factors. It considers recommendations from many sources, including members of our Board of Directors and management. The nominating and corporate governance committee has full discretion in considering its nominations to our Board of Directors.

The nominating and corporate governance committee held one meeting during 2009.

Procedures for Recommending Director Candidates

Our nominating and corporate governance committee will consider nominees recommended by our stockholders provided that the recommendation contains sufficient information for the nominating and corporate governance committee to assess the suitability of the candidate, including the candidate’s qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the nominating and corporate governance committee receive.

A stockholder wishing to nominate a candidate for election to our Board of Directors at the next Annual Meeting of Stockholders is required to give written notice addressed to the Corporate Secretary, Shopoff Properties Trust, Inc., 8951 Research Drive, Irvine, California 92618, of his or her intention to make such a nomination. The notice of nomination must be made in accordance with our bylaws, which require appropriate notice to us of the nomination not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In this regard, we must receive notice of the nomination not before January 1, 2011, but not after January 31, 2011. In the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered within the deadlines set forth in the preceding sentence, or by the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.

The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in our bylaws. A nomination which does not comply with the bylaw requirements will not be considered.

Communications to Our Board

All communications to our Board of Directors, our board committees or any individual director, must be in writing and addressed to them c/o the Secretary, Shopoff Properties Trust, Inc., 8951 Research Drive, Irvine, California 92618. Communications received in writing will be forwarded to the named recipient(s).

Additional Governance Matters

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act and which applies to our principal executive officer, principal financial officer, our other executive officers, and all employees who perform these functions. A copy of the Code of Business Conduct and Ethics is available to any person without charge by submitting a request to our Chief Financial Officer at 8951 Research Drive, Irvine, California 92618. If we amend our Code of Business Conduct and Ethics as applied to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) or grant a waiver from any provision of the code of ethics to any such person, we will disclose such amendment or waiver on our website at www.shopoffpropertiestrust.com.

Among other matters, the Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the code; and
•	accountability for adherence to the Code of Business Conduct and Ethics.

Waivers to the Code of Business Conduct and Ethics may be granted only by our nominating and corporate governance committee. In the event that the committee grants any waivers of the elements listed above to any of our directors, officers or employees, or if any amendment is made to any provision of the Code of Business Conduct and Ethics, we expect to announce the waiver or amendment within four business days on the “Corporate Governance” section of our website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Business Conduct and Ethics and the charters of our audit committee, compensation committee and nominating and corporate governance committee are:

•	available on our corporate website at www.shopoffpropertiestrust.com (by including the foregoing Internet address link, we do not intend to incorporate by reference to this proxy statement material not specifically referenced herein); and
•	available in print to any stockholder who requests them from our Corporate Secretary.

COMPENSATION

Executive Officer Compensation

General

Our executive officers and the key employees of Shopoff Advisors are compensated by Shopoff Advisors and/or its affiliates and do not receive any compensation from us for their services, other than grants under our 2007 Equity Incentive Plan. See “Certain Relationships and Related Transactions” below for a discussion of fees paid to Shopoff Advisors, L.P. and our other affiliated companies.

2007 Equity Incentive Plan

Elements of compensation.  The 2007 Equity Incentive Plan is the sole element of compensation for our executive officers. It provides for grants of stock options, stock appreciation rights, or SARs, restricted stock and performance shares (sometimes referred to individually or collectively as “awards”) to our non-employee directors, officers, employees, and consultants. To date restricted stock and stock options have been granted.

Other Key 2007 Equity Incentive Plan Provisions.

•	The plan terminates 10 years from the date of its adoption by our Board of Directors. However, such termination will not affect awards granted under the plan prior to termination.
•	If a participant’s employment, consulting arrangement, or service as a non-employee director (as applicable) terminates for a reason other than death, disability or retirement, vesting of options and related SARs generally will stop as of the effective termination date with participants having three months in which to exercise vested options before they expire.
•	The plan provides for exercise price and quantity adjustments if we declare a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if we merge with another entity that does not either assume the outstanding awards or substitute equivalent awards.
•	During the period of restriction, the restricted stock awards are subject to our right of return, which lapses beginning on the first anniversary of the grant date and each anniversary thereafter in equal installments over a period of five years.
•	Any compensation deemed paid by us in connection with the exercise of both incentive stock options and nonqualified stock options granted with exercise prices equal to or greater than the fair market value of the shares on the grant date will not be subject to the Internal Revenue Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, we believe all compensation deemed paid under the plan with respect to those dispositions or exercises will remain deductible by us without limitation under Internal Revenue Code Section 162(m).

Objectives of the 2007 Equity Incentive Plan.  The 2007 Equity Incentive Plan, which is administered by our compensation committee, is intended to attract, motivate and retain experienced executives and to encourage stock ownership by such individuals, thereby aligning their interests with those of our stockholders.

Timing of Awards.  Our compensation committee determined, at the commencement of our initial public offering, that restricted stock grants would be made to our executive officers at the time we reached our minimum offering amount. Accordingly, such initial grants were made at the time we reached our minimum offering amount in August 29, 2008. It was also determined, at the commencement of our initial public offering, that stock options would be awarded at each one year anniversary of the date we reach our minimum offering amount. Accordingly, on August 29, 2009, awards of stock options were made to certain of our executive officers.

Number and Mix of Equity Awards.  The compensation committee does not utilize performance goals in determining the number of incentive awards to be granted. In determining the number and mix of incentive awards to be awarded, the compensation committee considers the number of incentive awards previously granted to an executive officer and that executive’s contribution to us, including an assessment of the executive’s responsibilities, as well as the executive’s anticipated contributions in the future. In considering the number and mix of equity award to grant in 2009, the compensation committee took into consideration the number of shares sold in our initial public offering relative to the number of shares anticipated to be granted as awards to directors and officers as set forth in our initial prospectus when we commenced our initial public offering. It was determined that the number of awards granted in 2009 and in the future would need to be reduced from the amounts stated in our initial prospectus, so as to maintain a reasonable proportion between shares granted as compensation and shares sold in our initial public offering. Accordingly, in allocating equity grants in 2009, the compensation committee considered the extent to which the initial grants of restricted stock at the outset of our initial public offering were adequate to compensate each executive for his performance in 2009. The goal of the compensation committee is to establish a compensation structure in which each executive receives a similar level of compensation as the other executives for similar levels of responsibility and performance.

Reasons for the Awards Granted.  The following is a discussion of the reasons our compensation committee chose the number and mix of equity awards for each of the executive officers, as applicable.

William A. Shopoff, our Chairman, President and Chief Executive Officer.  Mr. Shopoff has received no equity awards under the 2007 Equity Incentive Plan. Mr. Shopoff’s sole compensation for the performance of the company is through his ownership interest in Shopoff Advisors, our advisor. In connection with his ownership interest, he will earn 50% of any profits after investors have received a return of their investment plus an annual 10% preferred return.

Edward Fitzpatrick, our Executive Vice President and a Director.  The compensation committee awarded Mr. Fitzpatrick an initial restricted stock grant of 75,000 shares at the time we reached the minimum offering amount in August 2008, which shares vest in equal percentages over a five-year period. Mr. Fitzpatrick’s expertise in asset selection, entitlements and land planning were integral to our real estate acquisition efforts in 2009. The compensation committee determined that his efforts in identifying properties that represented opportunities for significant capital appreciation and his effective implementation of our business plan warranted the 75,000 shares of restricted stock he was granted at the outset of the offering. Because the pool of shares available for grant had been reduced as a result of a lower number of shares sold in the offering, the compensation committee did not allocate additional shares to Mr. Fitzpatrick from that pool for 2009. The compensation committee will determine on an annual basis whether additional shares are available for grant under our 2007 Plan for each executive officer.

Kevin M. Bridges, our Chief Financial Officer, and Corporate Secretary and a Director.  The compensation committee awarded Mr. Bridges an initial restricted stock grant of 18,750 shares at the time we reached the minimum offering amount, which vest in equal percentages over a five-year period. This initial award was based upon the anticipated responsibilities of Mr. Bridges to serve as our Chief Financial Officer. It was anticipated that Mr. Bridges’ responsibilities would be limited to overseeing the financial aspects of our business, including matters that relate to budget management, financial reports, taxes and interfacing with our outside auditors. Since the time we commenced our initial offering, Mr. Bridges has taken on a much more expansive role in the organization. In addition to overseeing the financial aspects of our business, Mr. Bridges was named Corporate Secretary and has taken on a lead role in working with our outside legal counsel to address the variety of securities and corporate governance responsibilities that come with operating a public company. He has also worked as a liaison between us and our broker-dealer, Shopoff Securities, Inc., to address matters related to the Financial Industry Regulatory Authority and to keep abreast of our sales efforts. He coordinates and attends all meetings of our Board of Directors and our committees. He has participated in identifying real estate investment opportunities in various states and travels to those states, as necessary, to conduct due diligence. Because of Mr. Bridges’ expanded role in our organization in 2009, his successful performance in that expanded role, and the compensation committee’s desire to bring each executive into parity in terms of the number of equity awards granted, the compensation committee awarded Mr. Bridges options to purchase 37,000 shares of our stock, on August 29, 2009, instead of the anticipated 12,500 as set forth in our initial prospectus. The stock options vest in 5 equal installments beginning on the grant date and on each anniversary of the grant date over a period of 4 years. The compensation committee will determine on an annual basis whether additional shares are available for grant under our 2007 Plan for each executive officer.

Tim McSunas, our Chief Investment Officer.  The compensation committee awarded Mr. McSunas an initial restricted stock grant of 50,000 shares, which shares vest in equal percentages over a five-year period. As Chief Investment Officer, Mr. McSunas’ primary role has been to identify real estate assets that are consistent with and will help us achieve our investment objectives. The compensation committee determined that Mr. McSunas successfully carried out his duties in 2009 by identifying a large number of properties that were consistent with our investment objectives and by conducting significant due diligence on such properties to determine which properties were appropriate for acquisition. Because the pool of shares available for grant had been reduced as a result of a lower number of shares sold in the offering, the compensation committee slightly reduced the option award granted to Mr. McSunas from the anticipated 33,000 set forth in our initial prospectus to 25,000, which award was granted on August 29 2009. The stock options vest in 5 equal installments beginning on the grant date and on each anniversary of the grant date over a period of 4 years. The compensation committee will determine on an annual basis whether additional shares are available for grant under our 2007 Plan for each executive officer.

The following information is furnished for our principal executive officer and our two most highly compensated executive officers (the “named executive officers”) who received total compensation of $100,000 or more during the year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
William A. Shopoff Chairman, President and Chief Executive Officer	2009	—	—	—
	2008	—	—	—
Kevin M. Bridges Chief Financial Officer and Corporate Secretary	2009	—	37,000	351,500
	2008	18,750	—	178,125
Tim McSunas Chief Investment Officer	2009	—	25,000	237,500
	2008	50,000	—	475,000

(1)	Pursuant to new SEC regulations regarding the valuation of equity awards, amounts in this column represent the applicable full grant date fair values of stock awards or stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly.

The following table summarizes information as of December 31, 2009, relating to our 2007 Equity Incentive Plan, pursuant to which grants of options, restricted stock, or other rights to acquire shares may be granted.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,655,000	$9.50	1,403,250
Equity compensation plans not approved by security holders	—	—	—
Total	1,655,000	$9.50	1,403,250

The following table provides information with respect to outstanding equity awards as of December 31, 2009, held by our named executive officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William A. Shopoff	—		—	—	—	—
Kevin M. Bridges	7,400	29,600	$9.50	08 29 2019	15,000	$142,500
Tim McSunas	5,000	20,000	$9.50	08 29 2019	40,000	$380,000

Director Compensation

Cash Compensation

We paid an aggregate of $160,807 in fees to our non-officer directors in 2009, consisting of their annual retainer and payment for attendance at board and committee meetings. In addition to the annual retainer of $20,000 per non-officer director, the non-officer directors are entitled to the following fees for attendance at board and committee meetings:

•	$1,500 per board meeting in person or $750 if by telephone;
•	$1,000 annually for members of the audit committee, except the audit committee chairperson receives $7,500 annually;
•	$750 annually for the nominating and corporate governance committee and compensation committee members, except the nominating and corporate governance committee and compensation committee chairpersons receive $2,500 annually.

Equity-Based Compensation

Our non-officer directors received a restricted stock award of 5,000 shares each under our 2007 Equity Incentive Plan. Each restricted stock award has a vesting schedule of four years and vests in equal percentages each year. Our non-officer directors will also receive stock option grants of 3,000 shares per year following the date of the initial grant. Chairpersons of each of our standing committees will receive stock option grants of 3,500 shares per year instead of 3,000 shares per year. During the period of restriction, the restricted stock awards are subject to our right of return, which lapses beginning on the first anniversary of the grant date and each anniversary thereafter in equal installments over a period of four years. A description of the 2007 Equity Incentive Plan is set forth above.

The following table sets forth information regarding the various components of compensation to our non-officer directors during the fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION

(a) Name	Fees Earned or Paid in Cash (b) ($)	Stock Awards (c) ($)(1)	Option Awards (d) ($)(1)	Non-Equity Incentive Plan Compensation (e) ($)	All Other Compensation (g) ($)	Total (h) ($)
Melanie Barnes	$25,248	$—	$28,500	—	—	53,748
Diane Kennedy(2)	$4,029	$—	$—	—	—	4,029
Stuart McManus	$31,506	$—	$28,500	—	—	60,006
Patrick Meyer(3)	$29,256	$—	$33,250	—	—	62,506
Glenn Patterson(4)	$38,159	$—	$33,250	—	—	71,409
Jeffrey W. Shopoff	$24,504	$—	$28,500	—	—	53,004
Kerry Vandell(5)	$8,105	$47,500	$—	—	—	55,605

(1)	Pursuant to new SEC regulations regarding the valuation of equity awards, amounts in this column represent the applicable full grant date fair values of stock awards or stock options in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly.
(2)	Diane Kennedy resigned as director and chairwoman of our audit committee on February 11, 2009.
(3)	Patrick Meyer is the chairman of our nominating and governance committee.
(4)	Glenn Patterson is the chairman of our compensation committee and is the chairman of our audit committee.
(5)	Kerry Vandell was approved by the Board of Directors on September 23, 2009 and accordingly, his fees are proportionate to his time serving on our board.

Director Attendance

During 2009, our Board of Directors held 6 meetings. Each director attended more than 75% of the aggregate of the meetings of our Board of Directors and the meetings of each committee of which that director is a member.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our annual meetings of stockholders. Five of our nine directors attended our annual meeting of stockholders in 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 19, 2010, based on 2,095,050 shares outstanding on that date, by (i) each person or entity known by us to own beneficially more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

	Common Stock Beneficially Owned
Name(1)	Number of Shares(2)	Percent of Class
Gerald S. Lindenmuth, greater than 5% shareholder	288,600	13.78%
Edward Fitzpatrick, Executive Vice President and Director(3),(4)	75,000	3.58%
Tim McSunas, Chief Investment Officer(3),(4)	55,000	2.63%
Kevin M. Bridges, Chief Financial Officer, Corporate Secretary, Director(3),(4)	26,150	1.25%
Glenn Patterson, Director(6),(7)	24,575	1.17%
William A. Shopoff, President, Chief Executive Officer, and Chairman of the Board(5)	21,100	1.01%
Patrick Meyer, Director(6),(7)	5,875	*
Jeffrey W. Shopoff, Director(6),(7)	5,750	*
Stuart McManus, Director Nominee(6),(7)	5,750	*
Melanie Barnes, Director(6),(7)	5,750	*
Kerry Vandell, Director Nominee(6)	5,000	*
All Named Executive Officers and Directors as a Group (10 persons)	211,250	10.08%

*	Less than 1%.
(1)	The address of each person listed is c/o Shopoff Properties Trust, Inc., 8951 Research Drive, Irvine, California 92618.
(2)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days of April 19, 2010. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities in which he or she has no economic or pecuniary interest.
(3)	Includes shares of restricted stock granted under the 2007 Equity Incentive Plan as of August 29, 2008, the date we reached the minimum offering. Forfeiture conditions lapse with respect to one-fifth of the restricted stock on each anniversary of the date of grant.
(4)	Includes shares of stock options granted under the 2007 Equity Incentive Plan as of August 29, 2009. Forfeiture conditions lapse with respect to one-fifth of the stock options beginning on the grant date and on each anniversary of the grant date over a period of 4 years. The options have a contractual term of 10 years.
(5)	Consists of shares owned by our sponsor, The Shopoff Group, L.P., of which The Shopoff Revocable Trust dated August 12, 2004 is the sole limited partner. William and Cindy Shopoff are the sole trustees of The Shopoff Revocable Trust dated August 12, 2004. William A. Shopoff, President and Chief Executive Officer of our sponsor, may be deemed to be the beneficial owner of these shares of common stock.
(6)	Includes shares of restricted stock granted under the 2007 Equity Incentive Plan as of August 29, 2008, the date we reached the minimum offering. Forfeiture conditions lapse with respect to one-fourth of the restricted stock on each anniversary of the date of grant.
(7)	Includes shares of stock options granted under the 2007 Equity Incentive Plan as of August 29, 2009. Forfeiture conditions lapse with respect to one-fourth of the stock options beginning on the grant date and on each anniversary of the grant date over a period of 3 years. The options have a contractual term of 10 years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below is a discussion of certain relationships and related transactions with our affiliates, including the fees and reimbursements to which they are each entitled.

Transactions with Our Advisor, Shopoff Advisors, L.P.

We pay fees to Shopoff Advisors, L.P., or Shopoff Advisors, for services provided to us pursuant to an advisory agreement, dated August 29, 2007, as amended, among us, our operating partnership, and Shopoff Advisors. All of the membership interests in Shopoff Advisors are owned by The Shopoff Corporation, as general partner, and Shopoff Investors, L.P., the sole limited partner, which is owned by William A. Shopoff (our Chairman of the Board, President, and Chief Executive Officer) and his affiliates.

The fees that we will pay to Shopoff Advisors are summarized below:

Acquisition and Advisory Fees:  3% of, with respect to any real estate asset or real estate-related investment acquired by the Company directly or indirectly, the contract purchase price of the underlying property.

Debt Financing Fee:  1% of amount available under any loan or line of credit made available to us.

Asset Management Fees:  a monthly payment in an amount equal to one-twelfth of 2% of (i) the aggregate asset value for operating assets and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value as determined from time to time for real estate assets held for greater than one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us, directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.

Disposition Fees:  equal to, (i) in the case of the sale of any real estate asset, other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each real estate asset sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments. A disposition fee payable under this section may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each real estate asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract price of each real estate asset or (ii) the competitive real estate commission for each real estate asset. We will pay the disposition fees for a property at the time the property is sold.

Additional Fees:  The advisory agreement includes certain other fees that will be payable to Shopoff Advisors upon the occurrence of certain potential events such as listing on a national securities exchange or termination of the advisory agreement.

In 2009, we paid Shopoff Advisors $516,000 in acquisition fees, $150,000 in disposition fees, and $143,581 in asset management fees. We believe that the compensation paid to Shopoff Advisors and its affiliates under the advisory agreement is on terms no less favorable to us than those customary for similar services performed by independent firms in the relevant geographic areas.

Transactions with Our Sponsor, The Shopoff Group, L. P.

The Shopoff Advisors and affiliated entities have incurred organizational and offering costs on our behalf. Pursuant to a written agreement, such entities accepted responsibility for such costs and expenses until our Registration Statement was declared effective by the SEC and the minimum offering amount was raised. However, at no time will our obligation for such organizational and offering costs and expenses exceed 12.34% of the total proceeds raised in the offering, as more fully disclosed in the Company’s Registration Statement. We are allowed to reimburse Shopoff Advisors and affiliated entities up to 15% of the gross offering proceeds during the offering period, however Shopoff Advisors and affiliated entities are required to repay us for any organizational and offering costs and expenses reimbursed to it by us that exceed 12.34% of the gross offering proceeds within 60 days of the close of the offering. As of December 31, 2009, we had reimbursed Shopoff Advisors and affiliated entities approximately $455,000 in excess of the 12.34% limit.

As of December 31, 2009, such organizational and offering costs and expenses approximated $5,111,000. Of the approximately $5,111,000 incurred by Shopoff Advisors and its affiliates, we had reimbursed them approximately $2,631,000. Our obligation for the approximately $2,935,000 in offering costs and certain expenses incurred by The Shopoff Group and affiliated entities in excess of 12.34% of the total proceeds raised in the offering cannot be determined at this time.

Transactions with Our Sole Broker-Dealer, Shopoff Securities, Inc.

Shopoff Securities, Inc., or Shopoff Securities, is the sole broker-dealer in our initial public offering. All of the shares of Shopoff Securities are owned by The Shopoff Revocable Trust dated August 12, 2004.

Reimbursement of Offering-Related Expenses

We reimburse Shopoff Securities for costs and expenses it may incur in connection with the offering pursuant to a broker-dealer agreement between Shopoff Securities and us. To the extent permitted under the prevailing rules of the Financial Industry Regulatory Authority, we reimburse Shopoff Securities for (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the offering, (b) attendance at broker-dealer-sponsored conferences and educational conferences sponsored by us, (c) industry-sponsored conferences and informational seminars, (d) customary promotional items, and (e) legal counsel, among other things. No costs and expenses are reimbursed by us to the extent they would cause the total compensation paid in connection with the offering to exceed 10% of the gross proceeds from the sale of our shares. In 2009, we did not reimburse Shopoff Securities for its costs and expenses related to the offering. These costs and expenses were borne by The Shopoff Group.

Marketing Fee

No commissions are being paid to Shopoff Securities in connection with our offering. Pursuant to an agreement between our sponsor, The Shopoff Group, and Shopoff Securities, Shopoff Securities is entitled to receive a fixed monthly marketing fee of $100,000 from The Shopoff Group, or the marketing fee. The marketing fee is intended to cover Shopoff Securities’ administrative and operating costs in lieu of commissions. The marketing fee is not due and payable from The Shopoff Group to Shopoff Securities until the completion of the offering and such payments are contingent upon a determination by The Shopoff Group, in its sole and absolute discretion, that payment of the marketing fee would not result in total underwriting compensation to Shopoff Securities exceeding 10% of the gross proceeds from the sale of our shares. As of April 30, 2010, The Shopoff Group had made no determination as to whether a payment to Shopoff Securities would exceed the total underwriting compensation limit, and accordingly, no marketing fee has yet been paid to Shopoff Securities.

Transactions with Other Affiliates

Transaction with TSG Little Valley L.P.

On September 30, 2008, Shopoff Advisors entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Tuscany Valley Purchase Agreement”), and on October 7, 2008, paid a $1 million deposit, to purchase certain parcels of land located in the City of Lake Elsinore in Riverside County, California, from TSG Little Valley, L.P., or TSG Little Valley, for a contract purchase price of $4,890,000. The general partner of TSG Little Valley was formerly TSG GP, LLC, an affiliate of William Shopoff. TSG GP, LLC withdrew as general partner of TSG Little Valley on July 1, 2008 and sold its 1% general partner interest in TSG Little Valley to Portfolio Partners, Inc. (concurrently with this withdrawal, William Shopoff and Cindy Shopoff also withdrew as limited partners of TSG Little Valley). Portfolio Partners, Inc.’s President, Stevan J. Gromet, is a shareholder of ours with ownership of 47,800 shares as of March 31, 2010, representing approximately 2.50% of our total shares outstanding. TSG Little Valley is also a shareholder of ours with ownership of 41,200 shares as of March 31, 2010, which represents approximately 2.15% of our total shares outstanding.

On September 3, 2009, the Tuscany Valley Purchase Agreement was amended as follows: (a) Buyer agreed to purchase additional property from Seller consisting of 356 entitled but unimproved, residential lots and 2 commercial lots located in the City of Lake Elsinore, California and 400 acres of unentitled and unimproved land located in the City of Chino Hills, California, (b) the purchase price was increased to $9,600,000 from $4,890,000, (c) the nonrefundable deposit requirement was increased to $2,000,000 from $1,000,000, and (d) the escrow closing date was amended to on or before November 30, 2009. In addition, Shopoff Advisors assigned all of its rights, title and interest in the Tuscany Valley Purchase Agreement to us.

The transaction closed on November 5, 2009.

Of the total purchase price, $2,900,000 was paid by Buyer’s execution and delivery of (a) an all-inclusive purchase money note secured by deed of trust (“Promissory Note”) in favor of Seller, in the principal amount of $2,900,000, and (b) an all-inclusive deed of trust executed by Buyer in favor of Seller, as beneficiary therein, securing the Promissory Note. The Promissory Note bears interest at a rate of twelve percent per annum, and is payable in full on November 6, 2010. No payments are due during the term of the Promissory Note. The Promissory Note includes the unpaid balance of another promissory note made on April 3, 2006, in the original principal amount of $2,000,000, payable by Seller to 1st Centennial Bank (the “Included Note”). The Included Note is secured by a deed of trust encumbering a portion of the Lake Elsinore Property. The outstanding principal balance on the Included Note as of November 3, 2009 was approximately $1,750,000. The current payee under the Included Note is Multibank 2009-1 CRE Venture, LLC.

Even though the Promissory Note is all-inclusive, if Seller fails to pay any installments when due upon the Included Note, Buyer has retained the right to make such payments directly to payee of the Included Note, and the amount so paid shall be credited against the next following installment or installments due under the Promissory Note. If Buyer fails to make any payment when required under the Promissory Note, Seller has the option to immediately declare all sums due and owing under the Promissory Note.

On March 5, 2010, Seller and Buyer executed a First Amendment to Secured Promissory Note which extended the current maturity date of the Promissory Note to November, 6, 2011 provided Buyer has made a principal reduction of at least $500,000 on or before the current maturity date of November 6, 2010. Additionally, Buyer agreed to a two percent increase in the original interest rate beginning on the original maturity date of November 6, 2010.

The compensation received by Shopoff Advisors and our other affiliates upon consummation of this transaction was as follows: (i) an acquisition fee equal to 3% of the purchase price, or $288,000, and (ii) monthly asset management fees equal to  1/12 of 2% of the total purchase price plus capitalized project expenses, or approximately $16,500 per month.

Transaction Related to Springbrook Investments, L.P.

On January 9, 2009, SPT Real Estate Finance, LLC, or SPT Real Estate Finance, an affiliate of ours formed for the purpose of facilitating our lending transactions, made two separate loans to Aware Development Company, Inc., or Aware, in the aggregate amount of $2,300,000. The loans were made from the proceeds of the offering and pursuant to two notes, or the Notes, which were secured by two separate collateral pledge agreements encumbering real property located in Riverside County, California. Interest was payable on the Notes to SPT Real Estate Finance at a rate of 28% per annum and the principal amount of the Notes plus accrued interest were due and payable six months from the date of funding, or July 9, 2009.

This was a related party transaction in that, immediately prior to the closing on the above loan transactions, Aware had entered into two separate Note Purchase Agreements with Vineyard Bank, or the Note Purchase Agreements. Pursuant to the Note Purchase Agreements, Aware had agreed to purchase from Vineyard Bank two loans made by the Vineyard Bank to Springbrook Investments, L.P., or Springbrook, whose general partner is a California corporation of which the stock is 100% owned by the Shopoff Revocable Trust. One of the two loans made by Vineyard Bank to Springbrook was in the original principal amount of $5,187,000 and the other was in the original principal amount of $1,072,000. These loans are collectively referred to as the Vineyard Loans and were made subject to the following additional material terms:

•	Aware agreed that, in the absence of additional defaults other than payment defaults, Aware would forbear from exercising its rights and remedies under the Vineyard Loans, including without limitation foreclosure, from the date January 9, 2009 through July 9, 2009, or the Forbearance Period, in order to allow Springbrook time to attempt to refinance the Vineyard Loans. During the Forbearance Period, interest and other required payments under the Vineyard Loans continue to accrue at the stated rate, and will be added to principal.
•	At any time during the Forbearance Period, Aware agreed to accept, as payment in full under the Vineyard Loans, with respect to one note, the sum of $1,896,000 plus all accrued interest then due under the Notes, of which amount Springbrook shall cause to be paid $1,886,000 directly to SPT Real Estate Finance, and $10,000 to Aware and all other amounts directly to Lender and, with respect to the second note, the sum of $424,000 plus all accrued interest then due under the Notes, of which amount Springbrook shall cause to be paid $414,000 directly to SPT Real Estate Finance, LLC and $10,000 to Aware and all other amounts directly to Lender.
•	Commercial guaranties executed by William Shopoff, as an individual, and William Shopoff and Cindy Shopoff, as trustees of the Shopoff Revocable Trust, in connection with the Vineyard Loans, were released, and Aware waived any and all right to recover under the same.

In lieu of payment of the Vineyard Loans, Aware assigned the Vineyard Loans to SPT Real Estate Finance, LLC. The assignment was completed and documented by two separate Memoranda of Assignment of Note, Deed of Trust and Loan Documents, each dated August 29, 2009.

At the time of the assignment of the Vineyard Loans to SPT Real Estate Finance, LLC, the Vineyard Loans were in default and all obligations of Springbrook were due and payable in full. Springbrook executed and delivered to SPT Real Estate Finance, LLC grant deeds to the Springbrook Properties, the underlying real estate collateral for the Vineyard Loans, in consideration for the discharge by SPT Real Estate Finance, LLC of all Springbrook’s obligations under the Vineyard Loans. On September 4, 2009, SPT Real Estate Finance, LLC took title to the Springbrook Properties and on September 24, 2009, SPT Real Estate Finance, LLC deeded the Springbrook Properties to our affiliate, SPT Lake Elsinore Holding Co., LLC.

This transaction was approved by a majority of our Board of Directors (without the participation of William Shopoff), including a majority of our independent directors.

The compensation received by Shopoff Advisors and our other affiliates upon consummation of this loan transaction was as follows: (i) an acquisition fee equal to 3% of the loan amount, or $69,000, and (ii) monthly asset management fees equal to  1/12 of 2% of the total loan amount, or $3,833 per month.

Other Transactions

On November 12, 2009, we retained the law firm of Shopoff & Cavallo LLP to represent our affiliate SPT SWRC, LLC, in connection with the arbitration of a dispute related to one of the assets we acquired and then subsequently sold through this affiliate. Jeffrey Shopoff, one of our directors and the brother of William A. Shopoff, our Chairman, President and Chief Executive Officer, is a named partner in Shopoff & Cavallo LLP. The dispute is related to obligations retained by both Pulte Home, when it sold the Winchester Ranch project to SPT SWRC, LLC, on December 31, 2008, and by SPT SWRC, LLC when it resold the Winchester Ranch project to a company called Khalda on March 20, 2009, to complete certain improvements, such as grading and infrastructure. The arbitration process is on-going and, although we believe the request for declaratory relief by the claimants has no legal basis and that the issue is not arbitrable since no actual dispute exists, we cannot predict the outcome of the arbitration proceedings and, consequently, we cannot predict the amount of the legal fees that may be incurred in connection with this matter. This related transaction was approved by members of our nominating and corporate governance committee in accordance with the procedures discussed below.

Policies and Procedures for Review and Approval of Related Party Transactions

Policy Statement.  Our Board of Directors understands that related party transactions (as defined below) may raise concerns among our investors that those transactions are not made in the best interests of our shareholders. It is our policy to enter into or ratify related party transactions only when our Board of Directors, acting through the nominating and corporate governance committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, our best interest and the best interest of our shareholders. Therefore, we have adopted the written policies and procedures set forth below for the review, approval or ratification of related party transactions.

Our policy has been approved by our Board of Directors and our nominating and corporate governance committee. The nominating and corporate governance committee shall review this policy annually and shall make changes to our policy from time to time. Any changes shall be reported to our Board of Directors at the next meeting following the approval of such changes.

Related Party Transactions Defined.  For the purposes of this policy, a “related party transaction” is any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	we are a participant; and
•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

Related Party Defined.  For purposes of this Policy, a “related party” is any:

•	person who is or was, since the beginning of the last fiscal year, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;
•	greater than 5 percent beneficial owner of any class of our voting securities;
•	immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5 percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5 percent beneficial owner; or
•	firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5 percent or greater beneficial ownership interest.

Procedures.  The nominating and corporate governance committee shall review the material facts of all related party transactions that require the nominating and corporate governance committee’s approval and either approve or disapprove of the entry into the related party transaction, subject to the exceptions described below. If advance nominating and corporate governance committee approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the nominating and corporate governance committee determines it to be appropriate, ratified at the nominating and corporate governance committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the nominating and corporate governance committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the nominating and corporate governance committee.

Ongoing Related Party transactions.  If a related party transaction will be ongoing, the nominating and corporate governance committee, at its first meeting of each fiscal year, shall review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months to determine whether they are in compliance with the committee’s guidelines and whether it is in our or our shareholders best interest to continue, modify, or terminate the related party transaction.

Disclosure.  All related party transactions that are required to be disclosed in our filings with the SEC, as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

Family Relationships

William A. Shopoff, our Chairman, President, and Chief Executive Officer, and Jeffrey W. Shopoff, one of our directors, are brothers.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of Shopoff Properties Trust, Inc., or the Company, with respect to the Company’s audited financial statements for 2009, which include the consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2009 and the notes thereto.

Composition.  The Audit Committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are “independent,” as defined in Rule 10A-3 under the Exchange Act, the rules of the Nasdaq Stock Market and our Articles of Amendment and Restatement.

Responsibilities.  The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the independent accountants and auditors. Management has primary responsibility for the internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the internal audit department.

Review with Management and Independent Accountants.  The Audit Committee has reviewed the consolidated audited financial statements and met separately, and held discussions with, management and Squar, Milner, Peterson, Miranda & Williamson, LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committee” and No. 90, “Audit Committee Communications.”

The independent accountants provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Squar, Milner, Peterson, Miranda & Williamson, LLP, the firm’s independence.

Conclusion.  Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS,

Stuart McManus
Glenn Patterson
Kerry Vandell

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Squar, Milner, Peterson, Miranda & Williamson, LLP, as our independent registered public accounting firm for the year ending December 31, 2010. The audit committee appoints our independent auditors. Squar, Milner, Peterson, Miranda & Williamson, LLP, who performed our audit services for the year ended 2009, including an examination of the consolidated financial statements and services related to filings with the SEC, has served as our independent registered public accountants since our inception in November 2006. The audit committee has determined that Squar, Milner, Peterson, Miranda & Williamson, LLP has provided audit services at customary rates and terms.

A representative of Squar, Milner, Peterson, Miranda & Williamson, LLP is expected to be present in person at the Annual Meeting to make a statement if he or she desires, and to respond to appropriate questions.

The following table presents fees for professional services rendered by Squar, Milner, Peterson, Miranda & Williamson, LLP, the independent registered public accounting firm that has audited our financial statements for the years ended December 31, 2009 and 2008.

Description	2009	2008
Audit Fees(1)	$129,200	$100,550
Audit-Related Fees(2)	$65,360	$25,292
Tax Fees(3)	$13,144	$8,722
All Other Fees	$—	$—
Total	$207,704	$134,564

(1)	Audit fees billed for our 2009 annual consolidated financial statements, a review of our quarterly condensed consolidated financial statements, and statutory and regulatory audits.
(2)	Audit-related fees consist of consents and other services related to filings with the SEC and financial accounting and reporting consultations.
(3)	Tax services consist of tax compliance and tax planning and advice.

Pre-approval policies and procedures

The audit committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit services provided by Squar, Milner, Peterson, Miranda & Williamson, LLP were pre-approved by our committee. The audit committee has granted general pre-approval for certain audit, audit related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the audit committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the audit committee. If specific pre-approval of a service is required, both the independent auditor and our chief financial officer must submit a request to the audit committee including the reasons why the proposed service is consistent with the SEC’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation which will be provided to the audit committee, regarding the specific services to be provided. The pre-approval policy also authorizes the audit committee to delegate to one or ore of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the annual meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K to stockholders of our company for the 2009 fiscal year is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Proposals of stockholders for consideration at the 2011 Annual Meeting of Stockholders may be made by any stockholder who (i) was a stockholder of record both at the time of giving of notice of the proposal to us and at the time of the annual meeting in question, (ii) is entitled to vote at such annual meeting, and (iii) has complied with the notice procedures set forth in our bylaws. Notice of the proposal must be received by us no later than the close of business on January 1, 2011, and must comply with the applicable rules of the SEC in order to be included in our proxy statement and proxy relating to the 2011 Annual Meeting of Stockholders, pursuant to Rule 14a-8 of the Exchange Act. In addition, in order for a stockholder proposal outside of Rule 14a-8 of the Exchange Act to come before the 2011 Annual Meeting of Stockholders, proposals must be made in accordance with our bylaws, not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. In this regard, we must receive notice of the proposal not before January 1, 2011, but not after January 31, 2011. In the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered within the deadlines set forth in the preceding sentence, or by the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.

April 30, 2010	By Order of the Board of Directors Kevin M. Bridges Corporate Secretary

SHOPOFF PROPERTIES TRUST, INC.
REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2010

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby nominate, constitute and appoint William A. Shopoff and Kevin M. Bridges, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2010 Annual Meeting of Stockholders of SHOPOFF PROPERTIES TRUST, INC. which will be held at 8951 Research Drive, Irvine, California 92618, on Tuesday, June 15, 2010, at 10:00 a.m., and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

▼ Please Detach Here, Then Mail ▼

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SHOPOFF PROPERTIES TRUST, INC.

1. **ELECTION OF DIRECTORS.**

Nominees: Stuart McManus and Kerry Vandell

☐ FOR both nominees listed above (except as indicated to the contrary below).

☐ WITHHOLD AUTHORITY to vote for both nominees listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for either individual nominee, strike that nominee's name from the list above.

____

2. **OTHER BUSINESS**. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. **If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion.** The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

▼ Fold Here ▼

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PLEASE SIGN AND DATE BELOW

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

____________________	____________________	____________________
Dated:	Signature	Signature

Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

INVESTOR NAME
ADDRESS